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                                                                Exhibit 99.1(e)

                               POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that the person whose signature appears below, does hereby make, constitute and appoint each of Joseph D. Emanuel, Secretary of Prudential Annuities Life Assurance Corporation (the "Corporation") and C. Christopher Sprague, Vice President, Corporate Counsel, and Thomas S. Clark, Vice President, Corporate Counsel, as his/her true and lawful attorney-in-fact and agent with all power and authority on his/her behalf to sign his/her name, in any and all capabilities, on a Form N-4 registration statement of the Corporation for File No. 333-150220 (including any private label version of that product).

This grant of authority extends to any and all amendments to such registration statements and also grants such attorneys-in-fact full power to appoint a substitute or substitutes to act hereunder with the same power and authority as said agent and attorney-in-fact would have if personally acting.

The undersigned does hereby ratify and confirm all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has subscribed hereunder this 9th day of October 2008.

/s/ Stephen Pelletier
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Stephen Pelletier
Director, Chief Executive Officer and President
Prudential Annuities Life Assurance Corporation